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                                                                    Exhibit 12.1

              SCHEDULE OF COMPUTATION OF EARNINGS TO FIXED CHARGES
                AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                                           Period         Period
                                                            Year Ended      Ended          Ended      Year Ended   Year Ended
                                                            December 31,  October 25,   December 31,  December 31, December 31,
                                                               1995          1996           1996          1997         1998
                                                            -----------   ------------  ------------  -----------  -----------
    Fixed Charges:
         Interest expense                                      $ 1,039          $ 509         $ 374      $ 2,953     $ 10,431
         Pro forma interest adjustment                               -              -             -            -            -
         Implicit interest in rent                                 299            230            57          396          954
                                                            -----------   ------------  ------------  -----------  -----------
             Total fixed charges                                 1,338            739           431        3,349       11,385

    Earnings:
         Earnings (loss) before provision for income taxes         491          1,789           532        1,391       (3,679)
         Fixed Charges                                           1,338            739           431        3,349       11,385
                                                            -----------   ------------  ------------  -----------  -----------
         Earnings, as defined                                  $ 1,829        $ 2,528         $ 963      $ 4,740      $ 7,706

         Ratio of earnings to fixed charges                       1.37 x         3.42 x        2.23 x       1.42 x        N/A

         Deficiency of earnings                                    N/A            N/A           N/A          N/A      $ 3,679


                                                                                              Pro Forma
                                                                                               for the
                                                             Year Ended       Period Ended   Period Ended
                                                             December 31,     December 31,   December 31,
                                                                 1999             2000           2000
                                                             ------------    -------------   ------------
    Fixed Charges:
         Interest expense                                       $ 32,514         $ 40,251       $ 40,251
         Pro forma interest adjustment                                 -               -           8,179
         Implicit interest in rent                                 2,805            5,424          6,414
                                                             ------------    -------------   ------------
             Total fixed charges                                  35,319           45,675         54,844

    Earnings:
         Earnings (loss) before provision for income taxes         6,805          (78,549)       (78,549)
         Earnings (loss) before provision for income taxes,
             after pro forma interest adjustment                       -                -        (10,900)
         Fixed Charges                                            35,319           45,675         54,844
                                                             ------------    -------------   ------------
         Earnings (loss), as defined                            $ 42,124        $ (32,874)     $ (34,605)

         Ratio of earnings to fixed charges                         1.19 x            N/A            N/A

         Deficiency of earnings                                      N/A         $ 78,549       $ 89,449
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